Driven Brands Holdings Inc. Reports Second Quarter 2025 Results

--18th consecutive quarter of same store sales growth--
--Take 5 segment delivers revenue growth of 15% and same store sales growth of 7%--
--Pro forma net leverage ratio of 3.9x Adj. EBITDA post sale of U.S. car wash seller note --
--Reaffirms fiscal year 2025 outlook--
Charlotte, N.C. (August 5, 2025) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the second quarter ending June 28, 2025.
For the second quarter, Driven Brands delivered revenue of $551.0 million, an increase of 6.2% versus the prior year. System-wide sales increased 3.1% to $1.6 billion, driven by a 1.7% increase in same store sales and 3.9% increase in store count versus the prior year.
Net income from continuing operations was $11.8 million or $0.07 per diluted share versus net income from continuing operations of $37.2 million or $0.22 per diluted share in the prior year. Adjusted Net Income1 was $59.1 million or $0.36 per diluted share versus $60.4 million or $0.37 per diluted share in the prior year. Adjusted EBITDA1 was $143.2 million, a decrease of $0.2 million versus the prior year.
“In the second quarter, we delivered another strong performance, with consistent results across same store sales, revenue, adjusted EBITDA, and adjusted earnings per share. We continued our disciplined debt reduction strategy and achieved pro forma net leverage of 3.9x following the sale of the U.S. car wash seller note in July. These results demonstrate the power of our diversified platform and our growth and cash playbook. Take 5 Oil Change remains at the forefront through industry-leading growth, achieving its 20th consecutive quarter of same store sales growth. I'm proud of how our team and franchise partners continue to execute with focus and discipline in this dynamic macro environment,” said Danny Rivera, President and Chief Executive Officer.
“Looking ahead, I am confident in our ability to continue to deliver sustainable growth, as we have the right people, the right model, and the right momentum to win. With Take 5 Oil Change's proven operating model, our franchise brands' consistent cash generation, and our team's focused execution, we're well-positioned to execute on our key priorities of driving continued growth, generating robust free cash flow, and reducing leverage to generate long-term value for our shareholders,” Rivera continued.
Second Quarter 2025 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales[2]	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$406.6	1,244	6.6%	$304.2	$108.2
Franchise Brands	1,075.2	2,673	(1.5)%	74.6	45.4
Car Wash	71.8	718	19.4%	73.4	27.3
Corporate and Other	71.2	214	N/A	98.8	(37.7)
Total	$1,624.8	4,849	1.7%	$551.0	$143.2

Capital and Liquidity
The Company ended the second quarter with total liquidity of $654.8 million consisting of $166.1 million in cash and cash equivalents and $488.7 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This did not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.
Seller Note Divestiture
On July 25, 2025, Driven Brands divested the seller note received in connection with the sale of the former U.S. car wash business for $113.0 million in cash proceeds. Net proceeds were used to pay off all outstanding term loan principal as well as $65.0 million of the drawn balance on its revolving credit facility. The reduction in debt resulted in pro forma net leverage of 3.9x Adjusted EBITDA.
Fiscal Year 2025 Outlook
The Company reaffirms its financial outlook for fiscal year ending December 27, 2025.

2025 Outlook
Revenue	~$2.05 - $2.15 billion
Adjusted EBITDA[1]	~$520 - $550 million
Adjusted Diluted EPS[1]	~$1.15 - $1.25
The Company also continues to expect:
•Same store sales growth of 1% - 3%
•Net store growth of approximately 175 - 200

Note: 2025 Outlook excludes the impact of any potential M&A and divestitures other than the completed sale of the U.S. car wash business.
1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 The Company does not provide same store sales results for Corporate and Other as it is a non-reportable segment. The same store sales results for any applicable businesses within Corporate and Other are included in the Company’s overall same store sales results.

Conference Call
Driven Brands will host a conference call to discuss second quarter 2025 results today, Tuesday, August 5, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 4,800 locations across the United States and 13 other countries, and services tens of millions of vehicles annually. Driven Brands’ network generates approximately $2.0 billion in annual revenue from approximately $6.2 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) potential post-closing obligations and liabilities relating to the sale of our U.S. car wash business; (ii) the current geopolitical environment, including the impact, both direct and indirect, of government actions, such as proposed and enacted tariffs; (iii) our strategy, outlook, and growth prospects; (iv) our operational and financial targets and dividend policy; (v) general economic trends and trends in the industry and markets; (vi) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (vii) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (viii) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries: Media inquiries:
Dawn Francfort Taylor Blanchard
ICR, Inc. taylor.blanchard@drivenbrands.com
investors@drivenbrands.com (704) 644-8129
(203) 682-8200

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue:
Franchise royalties and fees	$49,180	$50,029	$93,890	$95,074
Company-operated store sales	333,280	301,917	647,411	586,146
Independently-operated store sales	71,791	60,280	138,431	113,327
Advertising contributions	27,041	24,911	52,366	48,981
Supply and other revenue	69,696	81,659	135,053	157,260
Total net revenue	550,988	518,796	1,067,151	1,000,788
Operating Expenses:
Company-operated store expenses	190,396	178,677	372,262	348,019
Independently-operated store expenses	38,060	31,956	74,535	61,311
Advertising expenses	27,040	24,911	52,365	48,981
Supply and other expenses	39,359	40,536	74,387	76,752
Selling, general, and administrative expenses	183,118	119,818	326,170	243,629
Depreciation and amortization	34,903	32,824	68,055	63,940
Total operating expenses	512,876	428,722	967,774	842,632
Operating income	38,112	90,074	99,377	158,156
Other expenses, net:
Interest expense, net	31,359	31,816	67,893	75,567
Foreign currency transaction (gain) loss, net	(12,197)	681	(11,987)	5,002
Other expenses, net	19,162	32,497	55,906	80,569
Income before taxes from continuing operations	18,950	57,577	43,471	77,587
Income tax expense	7,141	20,360	14,172	28,818
Net income from continuing operations	$11,809	$37,217	$29,299	$48,769
Gain on sale of discontinued operations, net of tax	37,367	—	37,367	—
Net loss from discontinued operations, net of tax	(1,612)	(7,058)	(13,596)	(14,349)
Net income	$47,564	$30,159	$53,070	$34,420

Basic earnings (loss) per share:
Continuing Operations	$0.07	$0.22	$0.18	$0.30
Discontinued Operations	0.22	(0.04)	0.15	(0.09)
Net basic earnings per share	$0.29	$0.18	$0.33	$0.21

Diluted earnings (loss) per share:
Continuing Operations	$0.07	$0.22	$0.18	$0.30
Discontinued Operations	0.22	(0.04)	0.15	(0.09)
Net diluted earnings per share	$0.29	$0.18	$0.33	$0.21

Weighted average shares outstanding
Basic	162,833	159,795	161,701	159,713
Diluted	164,150	160,765	162,984	160,683

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	June 28, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$166,131	$149,573
Restricted cash	334	358
Accounts and notes receivable, net	213,143	177,654
Inventory	67,165	66,539
Prepaid and other assets	45,481	37,841
Income tax receivable	11,279	14,294
Advertising fund assets, restricted	64,031	49,716
Assets held for sale	64,904	77,616
Seller note receivable	113,000	—
Current assets of discontinued operations	—	83,847
Total current assets	745,468	657,438
Other assets	104,685	125,422
Property and equipment, net	759,495	711,505
Operating lease right-of-use assets	553,128	524,442
Deferred commissions	7,549	7,246
Intangibles, net	662,907	665,896
Goodwill	1,441,595	1,403,056
Deferred tax assets	8,687	8,206
Non-current assets of discontinued operations	—	1,158,576
Total assets	$4,283,514	$5,261,787
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$118,887	$85,843
Accrued expenses and other liabilities	207,845	193,638
Income tax payable	5,281	6,860
Current portion of long-term debt	282,189	32,232
Income tax receivable liability	22,676	22,676
Advertising fund liabilities	24,200	22,030
Current liabilities of discontinued operations	—	70,616
Total current liabilities	661,078	433,895
Long-term debt	2,094,535	2,656,308
Deferred tax liabilities	96,994	87,485
Operating lease liabilities	525,597	491,282
Income tax receivable liability	110,907	110,935
Deferred revenue	30,162	31,314
Long-term accrued expenses and other liabilities	20,846	20,122
Non-current liabilities of discontinued operations	—	823,112
Total liabilities	3,540,119	4,654,453
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,274,617 and 163,842,248 shares outstanding; respectively	1,643	1,638
Additional paid-in capital	1,720,825	1,699,851
Accumulated deficit	(949,513)	(1,002,583)
Accumulated other comprehensive loss	(29,560)	(91,572)
Total shareholders’ equity	743,395	607,334
Total liabilities and shareholders' equity	$4,283,514	$5,261,787

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(in thousands)	June 28, 2025	June 29, 2024
Net income	$53,070	$34,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,281	87,862
Share-based compensation expense	23,078	22,843
(Gain) loss on foreign denominated transactions	(17,630)	9,923
Loss (gain) on foreign currency derivatives	5,643	(4,921)
(Gain) loss on sale and disposal of businesses, fixed assets, and sale leaseback transactions	(27,694)	13,406
Loss on fair value of seller note receivable	17,000	—
Reclassification of interest rate hedge to income	(1,033)	(1,044)
Bad debt expense	9,293	1,738
Asset impairment charges and lease terminations	18,460	2,058
Amortization of deferred financing costs and bond discounts	6,206	4,933
Amortization of cloud computing	9,136	2,414
Provision for deferred income taxes	2,215	5,036
Other, net	(24,230)	7,322
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(42,397)	(47,245)
Inventory	773	11,310
Prepaid and other assets	(4,667)	7,986
Advertising fund assets and liabilities, restricted	(11,599)	(12,220)
Other assets	(104)	(47,699)
Deferred commissions	303	(428)
Deferred revenue	(1,164)	971
Accounts payable	28,707	3,968
Accrued expenses and other liabilities	43,260	8,022
Income tax receivable	(1,380)	(3,431)
Cash provided by operating activities	155,527	107,224
Cash flows from investing activities:
Capital expenditures	(118,809)	(155,920)
Cash used in business acquisitions, net of cash acquired	(6,034)	(2,759)
Proceeds from sale leaseback transactions	22,810	11,808
Proceeds from sale or disposal of businesses and fixed assets	259,585	112,845
Cash provided by (used in) investing activities	157,552	(34,026)
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	(1,414)	(871)
Repayment of long-term debt	(305,446)	(34,005)
Proceeds from revolving lines of credit and short-term debt	65,000	46,000
Repayment of revolving lines of credit and short-term debt	(75,000)	(71,000)
Repayment of principal portion of finance lease liability	(2,440)	(2,199)
Payment of Tax Receivable Agreement	—	(38,362)
Acquisition of non-controlling interest	—	(644)
Purchase of common stock	—	(2)
Tax obligations for share-based compensation	(2,582)	(980)
Cash used in financing activities	(321,882)	(102,063)

Effect of exchange rate changes on cash	5,464	(1,615)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(3,339)	(30,480)
Cash and cash equivalents, beginning of period	169,954	176,522
Cash included in advertising fund assets, restricted, beginning of period	38,930	38,537
Restricted cash, beginning of period	358	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	209,242	215,716
Cash and cash equivalents, end of period	166,131	148,814
Cash included in advertising fund assets, restricted, end of period	39,438	32,008
Restricted cash, end of period	334	4,414
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$205,903	$185,236

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2025 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three and six months ended June 28, 2025, compared to the three and six months ended June 29, 2024.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income from continuing operations	$11,809	$37,217	$29,299	$48,769
Adjustments:
Acquisition related costs(a)	983	264	998	1,965
Non-core items and project costs, net(b)	8,969	5,031	14,213	9,742
Cloud computing amortization(c)	7,255	1,069	9,136	2,414
Share-based compensation expense(d)	11,290	10,982	23,078	22,843
Foreign currency transaction (gain) loss, net(e)	(12,197)	681	(11,987)	5,002
Asset sale leaseback (gain) loss, net, impairment, notes receivable loss, and closed store expenses(f)	41,727	3,201	53,480	7,177
Amortization related to acquired intangible assets(g)	4,528	5,923	9,187	12,338
Valuation allowance for deferred tax asset(h)	2,135	121	2,434	1,255
Adjusted net income before tax impact of adjustments	76,499	64,489	129,838	111,505
Tax impact of adjustments(i)	(17,359)	(4,111)	(26,519)	(11,115)
Adjusted net income from continuing operations	$59,140	$60,378	$103,319	$100,390

Basic earnings per share from continuing operations	$0.07	$0.22	$0.18	$0.30
Diluted earnings per share from continuing operations	$0.07	$0.22	$0.18	$0.30

Adjusted basic earnings per share from continuing operations(1)	$0.36	$0.37	$0.63	$0.62
Adjusted diluted earnings per share from continuing operations(1)	$0.36	$0.37	$0.63	$0.62

Weighted average shares outstanding
Basic	162,833	159,795	161,701	159,713
Diluted	164,150	160,765	162,984	160,683
(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculations was less than $1 million and $1 million for the three and six months ended June 28, 2025, respectively, and $1 million and $2 million for the three and six months ended June 29, 2024, respectively. Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was less than $1 million for the three and six months ended June 28, 2025 and June 29, 2024.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 26, 2025, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three and six months ended June 28, 2025, compared to the three and six months ended June 29, 2024.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income from continuing operations	$11,809	$37,217	$29,299	$48,769
Income tax expense	7,141	20,360	14,172	28,818
Interest expense, net	31,359	31,816	67,893	75,567
Depreciation and amortization	34,903	32,824	68,055	63,940
EBITDA	85,212	122,217	179,419	217,094
Acquisition related costs(a)	983	264	998	1,965
Non-core items and project costs, net(b)	8,969	5,031	14,213	9,742
Cloud computing amortization(c)	7,255	1,069	9,136	2,414
Share-based compensation expense(d)	11,290	10,982	23,078	22,843
Foreign currency transaction (gain) loss, net(e)	(12,197)	681	(11,987)	5,002
Asset sale leaseback (gain) loss, net, impairment, notes receivable loss, and closed store expenses(f)	41,727	3,201	53,480	7,177
Adjusted EBITDA	$143,239	$143,445	$268,337	$266,237

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a) Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)     Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs.
(c) Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)     Represents non-cash share-based compensation expense.
(e)    Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps and forward contracts.
(f)     Consists of the following items (i) (gains) losses, net on sale leasebacks, disposal of assets, or sale of business; (ii) net losses (gains) on sale for assets held for sale; (iii) impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates; and (iv) unrealized loss on fair value of the Seller Note Receivable.
(g)    Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statement of operations.
(h) Represents valuation allowances on income tax carryforwards in certain domestic jurisdictions that are not more likely than not to be realized.
(i)     Represents the tax impact of adjustments associated with the reconciling items between net income from continuing operations and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Take 5	$108,153	$98,408	$209,071	$187,296
Franchise Brands	45,443	54,204	89,826	101,793
Car Wash	27,297	22,215	51,685	40,200
Corporate and Other	(37,654)	(31,382)	(82,245)	(63,052)
Adjusted EBITDA	$143,239	$143,445	$268,337	$266,237

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended June 28, 2025
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$149,119	$1,070,582	$—	$—	$1,219,701
Company-operated stores	257,449	4,654	—	71,177	333,280
Independently operated stores	—	—	71,791	—	71,791
Total System-wide Sales	$406,568	$1,075,236	$71,791	$71,177	$1,624,772

Store Count (in whole numbers)
Franchise stores	485	2,660	—	—	3,145
Company-operated stores	759	13	—	214	986
Independently operated stores	—	—	718	—	718
Total Store Count	1,244	2,673	718	214	4,849

	Three Months Ended June 29, 2024
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$116,022	$1,097,823	$—	$—	$1,213,845
Company-operated stores	230,809	5,143	—	65,965	301,917
Independently operated stores	—	—	60,280	—	60,280
Total System-wide Sales	$346,831	$1,102,966	$60,280	$65,965	$1,576,042

Store Count (in whole numbers)
Franchise stores	399	2,636	—	—	3,035
Company-operated stores	676	14	—	220	910
Independently operated stores	—	—	720	—	720
Total Store Count	1,075	2,650	720	220	4,665

	Six Months Ended June 28, 2025
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$285,807	$2,099,956	$—	$—	$2,385,763
Company-operated stores	508,249	8,646	—	130,516	647,411
Independently operated stores	—	—	138,431	—	138,431
Total System-wide Sales	$794,056	$2,108,602	$138,431	$130,516	$3,171,605

Store Count (in whole numbers)
Franchise stores	485	2,660	—	—	3,145
Company-operated stores	759	13	—	214	986
Independently operated stores	—	—	718	—	718
Total Store Count	1,244	2,673	718	214	4,849

	Six Months Ended June 29, 2024
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$221,578	$2,167,895	$—	$—	$2,389,473
Company-operated stores	451,680	9,612	—	124,854	586,146
Independently operated stores	—	—	113,327	—	113,327
Total System-wide Sales	$673,258	$2,177,507	$113,327	$124,854	$3,088,946

Store Count (in whole numbers)
Franchise stores	399	2,636	—	—	3,035
Company-operated stores	676	14	—	220	910
Independently operated stores	—	—	720	—	720
Total Store Count	1,075	2,650	720	220	4,665